UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 6, 2024

Commission File Number	Exact Name of Each Registrant as specified in its charter; State of Incorporation; Address; and Telephone Number		IRS Employer Identification No.
1-8962	PINNACLE WEST CAPITAL CORPORATION		86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix Arizona	85072-3999
(602) 250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2024, Pinnacle West Capital Corporation (the “Company”) completed its previously announced sale of $525 million aggregate principal amount of its 4.75% Convertible Senior Notes due 2027 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), which amount includes the full exercise of the initial purchasers’ option to purchase additional Notes.

The Notes bear interest at a fixed rate of 4.75% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2024. The Notes will be convertible into cash up to the aggregate principal amount of the Securities to be converted, and cash, shares of the Company’s common stock, no par value (“Common Stock”), or a combination of cash and shares of Common Stock in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted, as described below. The Notes will mature on June 15, 2027, unless earlier converted or repurchased in accordance with their terms.

The Company issued the Notes pursuant to an indenture, dated as of June 6, 2024 (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Prior to the close of business on the business day immediately preceding March 15, 2027, the Notes will be convertible at the option of the holders only under certain conditions. On or after March 15, 2027 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Notes at their option at any time at the conversion rate then in effect, irrespective of these conditions.

The conversion rate for the Notes will initially be 10.8338 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $92.30 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 20% over the last reported sale price of the Common Stock on The New York Stock Exchange on June 3, 2024. The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. The Company may not redeem the Notes prior to the maturity date.

If the Company undergoes a Fundamental Change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). In addition, if a Make-Whole Fundamental Change (as defined in the Indenture) occurs, the Company may be required, in certain circumstances, to increase the conversion rate for any Notes converted in connection with such Make-Whole Fundamental Change by a specified number of shares of its Common Stock.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults with respect to certain other indebtedness; failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any of the Company’s unsecured indebtedness that is not expressly subordinated in right of payment to the Notes; are effectively junior in right of payment to any of the Company’s senior, secured indebtedness to the extent of the value of the assets securing such indebtedness; and are structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with the generally accepted accounting principles).

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the Form of Note, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company issued the Notes in a private placement pursuant to Rule 144A under the Securities Act. The Notes and shares of Common Stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of June 6, 2024, between Pinnacle West Capital Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 4.75% Convertible Senior Note due 2027 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: June 6, 2024	By: /s/ Andrew Cooper
Andrew Cooper
Senior Vice President and Chief Financial Officer